Exhibit 10.16c

SECOND AMENDMENT
TO THE
SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
KAR Holdings II, LLC

This Second Amendment to the Second Amended and Restated Limited Liability Company Agreement of KAR Holdings II, LLC (this “Amendment”), effective as of December 15, 2009, amends the Second Amended and Restated Limited Liability Company Agreement of KAR Holdings II, LLC, dated April 20, 2007, as amended by the First Amendment thereto, dated December 10, 2009 (as the same may be amended from time to time, the “Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Agreement.

WHEREAS, the undersigned, constituting all of the Investor Members of the Company, desire to amend the Agreement to make certain modifications to the treatment of the Class B Common Units.

NOW THEREFORE, in accordance with Section 14.10 of the Agreement and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the undersigned, constituting all of the Investor Members, hereby agree as follows:

1.             Amendment.

(a)           Section 9.1(d) of the Agreement is hereby amended and restated to read in its entirety as follows:

“(d)         Notwithstanding anything to the contrary contained in this Agreement, if on any IAAI Dilution Calculation Date, there exists any IAAI Rollover Dilution Amounts, then with respect to the cash distribution under Section 9.1(b) that occurs on the date immediately following such IAAI Dilution Calculation Date (x) the aggregate amount of cash distributions to holders of Class A Common Units shall be deemed to be increased by the amount of the IAAI Rollover Dilution Amount on such date and (y) the aggregate amount actually distributed to Axle LLC in respect of its Class B Common Units will be reduced (each reduction, an “IAAI Dilution Reduction”) by the IAAI Rollover Dilution Amount on such date.  The IAAI Rollover Dilution Amount shall be reduced dollar-for-dollar for any IAAI Dilution Reductions until the IAAI Rollover Dilution Amount is reduced to zero; provided, however, in the event that, on any IAAI Dilution Calculation Date, any Excess Tax Benefit exists, then no adjustment to such distribution shall be made under clause (x) and (y) above and the amount of the Excess Tax Benefit shall reduce, on a dollar-for-dollar basis, the IAAI Rollover Dilution Amount calculated on the next IAAI Dilution Calculation Date; it being understood that the amount of the Excess Tax Benefit shall be reduced, on a dollar-for-dollar basis, as the IAAI Rollover Dilution

Amount is reduced through the application of this sentence and no IAAI Rollover Dilution Amount shall exist if and to the extent the amount of the Excess Tax Benefit is greater than zero.  Exhibit B hereto contains illustrative examples, with different assumptions as described therein, of the intended mechanics for how the IAAI Dilution Reduction (and related definitions) are intended to occur (the “IAAI Dilution Illustrative Example”).  Notwithstanding anything to the contrary contained herein, the Members acknowledge and agree that any inconsistencies between the provisions of this Agreement and the IAAI Dilution Illustrative Example shall be resolved in favor of the IAAI Dilution Illustrative Example.

(b)           Section 15.1 of the Agreement is hereby amended to include the following defined terms, in the appropriate alphabetical order:

“Adjusted Fully Diluted KAR Shares” means, as of any IAAI Dilution Calculation Date, a number of shares of Common Stock of KAR Auction Services equal to the total number of shares of Common Stock of KAR Auction Services issued and outstanding immediately prior to such IAAI Dilution Calculation Date plus the number of shares of Common Stock of KAR Auction Services equal to the Assumed IAAI Option Exercised Shares as of such IAAI Dilution Calculation Date.

“Applicable Per-Share Price” means, as of any IAAI Dilution Calculation Date, either (i) if such IAAI Dilution Calculation Date occurs in connection with a distribution of cash proceeds from the consummation of a Secondary Sale, then such price shall be the Secondary Sale Share Price relating to the shares of Common Stock of KAR Auction Services being sold on the Secondary Sale Date relating to such IAAI Dilution Calculation Date, (ii) if such IAAI Dilution Calculation Date occurs as a result of a distribution of cash resulting from a cash dividend declared and paid by KAR Auction Services on its Common Stock, then such price shall be the amount of such dividends paid per-share of KAR Auction Services Common Stock, or (iii) if such IAAI Dilution Calculation Date occurs as a result of any other cash distribution, then such price shall be the price per-share of Common Stock of KAR Auction Services as determined in good faith by the Board at such time.

“Assumed IAAI Option Exercised Shares” means, as of any IAAI Dilution Calculation Date, (i) the number of shares of Common Stock of KAR Auction Services issuable pursuant to the Assumed IAAI Vested Options as of such IAAI Dilution Calculation Date (assuming that the exercise price per share of such Assumed IAAI Vested Options was equal to the Applicable Per-Share Price), less (ii) a number of shares of Common Stock of KAR Auction Services equal to (x) the aggregate strike price of all such Assumed IAAI Vested Options divided by (y) the Applicable Per Share Price.

“Assumed IAAI Vested Options” means, as of any IAAI Dilution Calculation Date, the sum of the IAAI Dilutive Interests that (i) have not been exercised but are fully vested, as of such date, in accordance with the terms and conditions of the stock option plan and stock option agreement governing the terms of such IAAI Dilutive Interests, plus (ii) are unvested, as of such date, but have a Price Hurdle applicable to the determination of when such IAAI Dilutive Interests become vested in accordance with the terms and conditions of the stock option plan and stock option agreement governing the terms of such IAAI Dilutive Interests that is below the Applicable Per Share Price, plus (iii) are unvested, as of such date, but have a Price Hurdle applicable to the determination of when such IAAI Dilutive Interests become vested in accordance with the terms and conditions of the stock option plan and stock option agreement governing the terms of such IAAI Dilutive Interests at a price-per share of Common Stock that is the Price Hurdle that is immediately above the Applicable Per-Share Price as of such IAAI Dilution Calculation Date; it being understood that no IAAI Dilutive Interest may be double counted in the foregoing calculations.

“Cash Exercise” means, with respect to any option to acquire shares of Common Stock of KAR Auction Services, the exercise of such option by the holder thereof in a manner that involves a payment by such holder of the exercise price of such option to KAR Auction Services (whether such payment is in the form of cash, cash equivalents, securities or any other form); it being understood that a exercise of such option through a brokers cashless exercise program that does not involve a payment by such holder of the exercise price of such option to KAR Auction Services shall not be a Cash Exercise.

“Cash Exercised IAAI Dilutive Adjusted Shares” means, with respect to any IAAI Dilution Period, the product of (i) the aggregate number of shares of Common Stock of KAR Auction Services issued to the IAAI Dilutive Holders during such IAAI Dilution Period in respect of the exercise of IAAI Dilutive Interests held by such IAAI Dilutive Holders but only to the extent such exercise constituted a Cash Exercise multiplied by (ii) a fraction, the numerator of which is the weighted average exercise price of the IAAI Dilutive Interests described in clause (i) above and the denominator of which is weighted average stock price of shares of Common Stock of KAR Auction Services on the closing of the business day in which the IAAI Dilutive Interests described in clause (i) above are exercised.

“Excess Tax Benefit” means, as of any IAAI Dilution Calculation Date, the amount, if any, by which the amount of the KAR LLC Participation in IAAI Dilutive Interests Tax Benefit as of such date exceeds the amount of the Initial Aggregate Foregone Value as of such date.

“IAAI Dilution Calculation Date” shall be deemed to occur on the Business Day immediately prior to the date pursuant to which the Company makes a cash distribution under Section 9.1(b).

“IAAI Dilution Illustrative Example” has the meaning set forth in Section 9.1(d).

“IAAI Dilution Period” means, with respect to any IAAI Dilution Calculation Date, a period of time commencing on the consummation of the Initial Public Offering and ending on such IAAI Dilution Calculation Date.

“IAAI Dilution Reduction” has the meaning set forth in Section 9.1(d).

“IAAI Dilutive Holders” means, as of any date of determination, those individuals set forth on Exhibit C hereto which represents the individuals that hold IAAI Dilutive Interests, and any of their respective permitted transferees.

“IAAI Dilutive Interests” means, as of any date of determination, the KAR Options held by the IAAI Dilutive Holders that are set forth on Exhibit C hereto; it being understood, for the avoidance of doubt, that the IAAI Dilutive Interests do not include any KAR Options granted at any time on or following April 20, 2007.

“IAAI Dilutive Shares” means, with respect to any IAAI Dilution Period, the aggregate number of shares of Common Stock of KAR Auction Services issued to the IAAI Dilutive Holders during such IAAI Dilution Period in respect of the exercise of IAAI Dilutive Interests held by such IAAI Dilutive Holders minus the number (if any) of Cash Exercised IAAI Dilutive Adjusted Shares with respect to such IAAI Dilution Period plus the number of shares of Common Stock of KAR Auction Services equal to the Assumed IAAI Option Exercised Shares as calculated on the IAAI Dilution Calculation Date that is the ending of such IAAI Dilution Period.

“IAAI Rollover Dilution Amount” means, as of any IAAI Dilution Calculation Date, the product of (x) the amount of the Initial Aggregate Foregone Value as of such date minus the amount of the KAR LLC Participation in IAAI Dilutive Interests Tax Benefit as of such date multiplied by (y) a fraction, the numerator of which is the total number of Class A Common Units issued and outstanding as of such date and the denominator of which is the total number of Class A Common Units and Class B Common Units issued and outstanding as of such date.

“Implied IAAI Dilutive Interests Tax Benefit” means, as of any IAAI Dilution Calculation Date, the product of (x) the aggregate compensation expense incurred by KAR Auction Services for U.S. federal, state and local or foreign tax purposes relating to the exercise of IAAI Dilutive Interests during the Interim Tax Benefit Period ending on such IAAI Dilution Calculation Date multiplied by the KAR Applicable Tax Rate for the four quarter period preceding the IAAI Dilution Calculation Date.

“Implied Share Price” means, as of any IAAI Dilution Calculation Date, (x) the Implied Value as of such date divided by (y) the Adjusted Fully Diluted

KAR Shares as of such date minus the number of IAAI Dilutive Shares in the IAAI Dilution Period ending on such IAAI Dilution Calculation Date.

“Implied Value” means, as of any IAAI Dilution Calculation Date, an amount equal to the product of the number of Adjusted Fully Diluted KAR Shares as of such date multiplied by the Applicable Per-Share Price.

“Initial Aggregate Foregone Value” means, as of any IAAI Dilution Calculation Date, either (1) if such IAAI Dilution Calculation Date relates to a Secondary Sale, then an amount equal to the product of (x) the Implied Share Price as of such date minus the Applicable Per-Share Price as of such date multiplied by (y) the number of shares of Common Stock of KAR Auction Services sold by the Company in such Secondary Sale or (2) if such IAAI Dilution Calculation Date relates to any distribution (other than in connection with a Secondary Sale), then an amount equal to the product of (x) the Implied Share Price as of such date minus the Applicable Per-Share Price as of such date multiplied by (y) the number of shares of Common Stock of KAR Auction Services beneficially held by the Company on such date.

“Interim Tax Benefit Period” means a period of time commencing on an IAAI Dilution Calculation Date and ending on the next IAAI Dilution Calculation Date; it being understood that the first Interim Tax Benefit Period will commence on the consummation of the Initial Public Offering and end on the first IAAI Dilution Calculation Date.

“KAR Applicable Tax Rate” means the effective tax rate of KAR Auction Services (federal, state, local and foreign (as applicable), taking into account any deductions of state or local taxes against federal tax liability and including the impact of utilization of any existing net operating losses or other tax attributes).

“KAR LLC Participation in IAAI Dilutive Interests Tax Benefit” means, as of any IAAI Dilution Calculation Date, the product of (x) the Implied IAAI Dilutive Interests Tax Benefit as of such date multiplied by (y) a fraction, the numerator of which is the number of shares of Common Stock of KAR Auction Services beneficially held by the Company on such date (and, for the avoidance of doubt, prior to any Secondary Sale, if applicable, relating thereto) and the denominator of which is the Adjusted Fully Diluted KAR Shares as of such date minus the number of shares of Common Stock of KAR Auction Services equal to the Assumed IAAI Option Exercised Shares as of such IAAI Dilution Calculation Date.

“KAR Options” means options to purchase shares of Common Stock of KAR Auction Services granted under the KAR Auction Services, Inc. Stock Incentive Plan, the KAR Auction Services, Inc. Conversion Option Plan and other stock option plans and agreements of KAR Auction Services that may be in place from time to time.

“Price Hurdle” shall mean, each of the following stock prices of Common Stock of KAR Auction Services: (i) $16.01, (ii) $19.21, (iii) $22.41 and (iv) $25.62.

“Secondary Sale” means any date following the Initial Public Offering on which the Company sells shares of Common Stock of KAR Auction Services held by the Company.

“Secondary Sale Date” means any date on which a Secondary Sale occurs.

“Secondary Sale Share Price” means, with respect to a Secondary Sale occurring in connection with a distribution of cash proceeds, the price per share (taking into account all underwriters’ discounts relating to such sale) at which the Company sells shares of Common Stock of KAR Auction Services in such Secondary Sale.

2.             Headings.  Headings in this Amendment are for convenience of reference only, and shall neither limit nor amplify the provisions of this Amendment.

3.             Continuation of Agreement.  Except as otherwise expressly provided herein, all of the terms and provisions of the Agreement shall remain in full force and effect and this Amendment shall not amend or modify any other rights, powers, duties, or obligations of any party to the Agreement.

4.             Complete Agreement.  This Amendment contains the entire agreement between the parties hereto with respect to the matters contained herein and supersedes and replaces any prior agreement between the parties with respect to the matters set forth in this Amendment.

5.             Counterparts.  This Amendment may be executed in any number of counterparts and any such counterparts may be transmitted by facsimile transmission, and each of such counterparts, whether an original or a facsimile of an original, shall be deemed to be an original and all of such counterparts together shall constitute a single agreement.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties have hereunto executed this Amendment as of the date first above written.

GS CAPITAL PARTNERS VI PARALLEL, L.P.

By:	GS ADVISORS VI, L.L.C., its General Partner

By:	/s/ Laurie E. Schmidt
Name: Laurie E. Schmidt
Title: Vice President

GS CAPITAL PARTNERS VI GMBH & CO. KG

By:	GS ADVISORS VI, L.L.C., its Managing Limited Partner

By:	/s/ Laurie E. Schmidt
Name: Laurie E. Schmidt
Title: Vice President

GS CAPITAL PARTNERS VI FUND, L.P.

By:	GSCP VI ADVISORS, L.L.C., its General Partner

By:	/s/ Laurie E. Schmidt
Name: Laurie E. Schmidt
Title: Vice President

GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P.

By:	GSCP VI OFFSHORE ADVISORS, L.L.C.
its General Partner

By:	/s/ Laurie E. Schmidt
Name: Laurie E. Schmidt
Title: Vice President

Signature Page —Second Amendment to Second Amended and Restated Limited Liability Company Operating Agreement

KELSO INVESTMENT ASSOCIATES VII, L.P.

By:	Kelso GP VII, L.P., its General Partner

By:	Kelso GP VII, LLC, its General Partner

By:	/s/ James J. Connors, II
Name: James J. Connors, II
Title: Managing Member

KEP VI, LLC

By:	/s/ James J. Connors, II
Name: James J. Connors, II
Title: Managing Member

AXLE HOLDINGS II, LLC

By:	/s/ John W. Kett
Name: John W. Kett
Title: Sr. Vice-President & Chief Financial Officer

VALUEACT CAPITAL MASTER FUND, L.P.

By:	VA Partners I, LLC, its General Partner

By:	/s/ George F. Hamel, Jr.
Name: George F. Hamel, Jr.
Title: Chief Operating Officer

PCAP KAR LLC

By:	/s/ David Ament
Name: David Ament
Title: President

Signature Page —Second Amendment to Second Amended and Restated Limited Liability Company Operating Agreement